Service Corporation International Announces Third Quarter 2014 Financial Results And Provides Preliminary Outlook For 2015

- Conference call on Thursday, October 30, 2014, at 8:30 a.m. Central Time.

HOUSTON, Oct. 29, 2014 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter 2014. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$718.3	$608.6	$2,210.6	$1,883.2
Operating income	$135.1	$83.0	$387.3	$299.5
Net income attributable to common stockholders	$17.7	$26.8	$84.7	$118.0
Diluted earnings per share	$0.08	$0.12	$0.39	$0.55
Earnings from continuing operations excluding special items(1)	$49.6	$38.3	$159.9	$139.6
Diluted earnings per share from continuing operations excluding special items(1)	$0.23	$0.18	$0.74	$0.65
Diluted weighted average shares outstanding	213.0	216.4	215.4	215.9
Net cash provided by operating activities	$85.4	$99.5	$256.2	$326.4
Net cash provided by operating activities excluding special items(1)	$123.2	$102.2	$385.3	$334.4

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items was $0.23 in the third quarter of 2014, which was an increase of 27.8% over the prior year quarter. An increase in comparable funeral profits and preneed cemetery sales production at comparable properties along with the contribution of the legacy Stewart properties led to the increase.
  Consolidated funeral gross profit grew $21.3 million and the funeral gross margin percentage increased to 19.2% from 16.8% in the third quarter of 2014 compared to the prior year quarter, primarily due to an increase in comparable funeral services performed and sales average along with the contribution from the legacy Stewart funeral homes.
  Consolidated cemetery gross profit increased $11.2 million in the third quarter of 2014 while the gross margin percentage remained relatively flat compared to the prior year quarter. The contribution from the Stewart cemeteries coupled with an increase in comparable preneed sales production drove the increase in gross profits.
  Net cash provided by operating activities excluding special items increased 20.5% to $123.2 million in the third quarter of 2014 compared to $102.2 million in the prior year quarter due primarily to the increase in gross profits described above and higher collections on preneed installment contracts.
  During the third quarter, we returned $88.7 million to our shareholders through a combination of share repurchases and dividends.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the third quarter of 2014:
"I am very proud of our entire team for delivering a solid performance in the third quarter with earnings growth of 28% and cash flow growth of 21% due in large part to our acquisition and successful integration of Stewart. Our comparable funeral business performed exceptionally well, delivering a 17% growth in gross profit compared to prior year. With the integration substantially complete and our leverage ratios at the targeted levels, we are focused on growing preneed sales and allocating capital to the highest and best use. Looking ahead to 2015, we believe we are well-positioned to deliver solid results and substantial cash flows for our shareholders."

REVIEW OF RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2014

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Funeral
Funeral atneed revenue	$266.9	$224.4	$832.8	$728.0
Funeral matured preneed revenue	133.8	124.2	447.6	400.9
Core funeral revenues	400.7	348.6	1,280.4	1,128.9
Funeral recognized preneed revenue	22.6	19.6	65.1	56.5
Other funeral revenue	35.6	30.0	102.0	87.4
Total funeral revenues	$458.9	$398.2	$1,447.5	$1,272.8

Gross profit	$88.1	$66.8	$305.3	$266.9
Gross margin percentage	19.2%	16.8%	21.1%	21.0%

Funeral services performed	76,306	66,603	245,216	216,434
Average revenue per funeral service	$5,251	$5,234	$5,221	$5,216

Cemetery
Cemetery atneed revenue	$74.6	$58.7	$228.5	$181.2
Cemetery recognized preneed revenue	152.4	126.3	432.4	350.5
Other cemetery revenue	32.4	25.4	102.1	78.7
Total cemetery revenues	$259.4	$210.4	$763.0	$610.4

Gross profit	$60.2	$49.0	$165.1	$134.2
Gross margin percentage	23.2%	23.3%	21.6%	22.0%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended September 30, 2014 and 2013 and excludes the results of Stewart. We consider comparable operations to be those owned for the entire period beginning January 1, 2013 and ending September 30, 2014.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended September 30,
	2014	2013
Comparable funeral revenue:
Atneed revenue(1)	$231.1	$219.1
Matured preneed revenue(2)	114.8	120.7
Core funeral revenues(3)	345.9	339.8
Recognized preneed revenue(4)	21.4	19.2
Other funeral revenue(5)	30.4	29.4
Total comparable funeral revenues	$397.7	$388.4

Comparable gross profit	$75.9	$65.0
Comparable gross margin percentage	19.1%	16.7%

Comparable funeral services performed	65,157	64,963
Comparable average revenue per funeral service	$5,309	$5,230
Comparable preneed funeral sales production:
Sales excluding terminally imminent contracts	$158.3	$155.4
Sales - terminally imminent contracts	$11.7	$33.3
Total preneed funeral sales	$170.0	$188.7

Total preneed funeral contracts sold	37,099	41,158

Average revenue per contract sold	$4,583	$4,586

(1)	Funeral atneed revenue represents merchandise and funeral services sold after a death has occurred.
(2)	Funeral matured preneed revenue represents merchandise and services primarily sold on a preneed contract but delivered and/or performed after a death has occurred.
(3)	Core funeral revenue represents merchandise and funeral services recognized after a death has occurred.
(4)	Funeral recognized preneed revenue represents merchandise and travel protection insurance sold on a preneed contract and delivered before a death has occurred.
(5)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues increased $9.3 million mainly due to a 1.5% increase in average revenue per service coupled with a 0.3% increase in funeral services performed. Additionally we experienced a $2.2 million increase in recognized preneed revenues.
  Comparable funeral gross profit increased $10.9 million, or 16.8% and the adjusted gross margin percentage increased 240 basis points to 19.1% primarily as a result of the increase in revenues. Comparable gross profit was further enhanced by the natural leveraging of the overhead support costs as well as lower selling costs associated with the new policy for handling terminally imminent contracts as described below.
  Preneed funeral sales production, excluding terminally imminent contracts, increased $2.9 million for the quarter or 1.9%. For the nine months ended September 30th, preneed funeral sales production excluding terminally imminent contracts increased $17.0 million or 3.7%. A terminally imminent contract is where a family chooses to make arrangements several weeks or a few months in advance of need and historically represented 16% to 18% of our preneed funeral sales production. We have now begun to transition this customer from the preneed counselor to the funeral director. This process change will have the effect of reducing our costs and focusing the counselor on working traditional preneed sales opportunities. The financial statement impact has improved profits but converted what was historically a preneed contract to an atneed contract. Therefore, we feel that providing sales production excluding terminally imminent contracts gives a truer reflection of preneed activities.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended September 30, 2014 and 2013 and excludes the results of Stewart. We consider comparable operations to be those owned for the entire period beginning January 1, 2013 and ending September 30, 2014.

(Dollars in millions)	Three Months Ended September 30,
	2014	2013
Comparable cemetery revenue:
Atneed revenue(1)	$59.2	$57.2
Recognized preneed revenue(2)	129.1	124.3
Other cemetery revenue(3)	28.7	24.8
Total comparable cemetery revenues	$217.0	$206.3

Comparable gross profit	$52.3	$48.3
Comparable gross margin percentage	24.1%	23.4%

Comparable preneed and atneed cemetery sales production:
Property	$121.8	$114.7
Merchandise and services	98.3	95.7
Discounts	(24.0)	(23.9)
Preneed and atneed cemetery sales production	$196.1	$186.5
Recognition rate (4)	96%	97%

(1)	Cemetery atneed revenue represents property, merchandise, and services sold after a death has occurred.
(2)	Cemetery recognized preneed revenue represents property sold on a preneed contract and merchandise and services sold on a preneed contract that have been delivered or performed.
(3)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(4)	Represents the ratio of current period atneed and recognized preneed revenue recognition stated as a percentage of current period sales production.
  Comparable cemetery revenues grew $10.7 million or 5.2% primarily from an increase in cemetery sales production and a $3.1 million increase in recognized trust fund income.
  Preneed cemetery sales production increased $7.3 million or 5.6% in the current quarter compared to the same period last year.
  Comparable cemetery gross profit increased $4.0 million and the adjusted gross margin percentage increased 70 basis points to 24.1% in the current quarter. Profits on the higher revenues were slightly offset by higher selling costs associated with the increased preneed sales production, planned advertising and media spend, and higher administrative and maintenance expenses.

Other Financial Results

  General and administrative expenses increased $6.0 million to $39.7 million. The current quarter included $10.7 million of costs related to the integration of Stewart and $2.9 million of system integration and other costs. The prior year included $7.1 million of costs related to the acquisition of Stewart and $2.3 million of system integration costs. Excluding these one-time costs in both periods, general and administrative expenses increased $1.8 million over the prior year which was primarily due to the timing of charitable contributions and professional fees.
  As anticipated, interest expense increased to $43.4 million compared to $38.1 million in the prior period due to the incremental debt associated with the Stewart acquisition.
  As a result of divestitures required by the Federal Trade Commission (FTC) in connection with the Stewart acquisition, we recognized a gain on divestitures of $26.6 million during the third quarter of 2014. Our effective tax rate of 81.7% for the quarter is the result of higher tax gains on the FTC divestitures as there was no deductible goodwill associated with them.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net cash provided by operating activities, as reported	$85.4	$99.5	$256.2	$326.4
Premiums paid on early extinguishment	—	—	24.8	—
Stewart acquisition and transition costs	8.0	2.1	55.0	3.6
Legal defense fees and other matters	—	—	10.3	2.2
Excess tax benefits from share-based awards	8.2	—	20.7	—
Income tax payments associated with divestitures	18.1	—	18.1	—
Other	3.5	0.6	0.2	2.2
Net cash provided by operating activities excluding special items	$123.2	$102.2	$385.3	$334.4
  Net cash provided by operating activities excluding special items increased $21.0 million to $123.2 million for the third quarter due primarily to the increase in gross profits at comparable locations, higher collections on preneed installment contracts, and the contribution of legacy Stewart properties. These increases were partially offset by expected higher interest payments of $13.8 million related to incremental debt associated with the Stewart acquisition. We also incurred an anticipated $3.5 million more in cash taxes.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Capital improvements at existing locations	$21.3	$14.8	$50.6	$47.1
Development of cemetery property	13.6	11.7	34.3	25.8
Construction of new funeral home facilities	2.9	2.3	10.3	6.6
Total capital expenditures	$37.8	$28.8	$95.2	$79.5

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and nine months ended September 30, 2014 is set forth below:

	Three Months	Nine Months
Preneed funeral	(2.0)%	3.4%
Preneed cemetery	(2.0)%	3.1%
Cemetery perpetual care	(0.7)%	5.0%
Combined trust funds	(1.6)%	3.8%

OUTLOOK

Our outlook is detailed below:

(In millions except per share amounts)	2014 Outlook	2015 Preliminary Outlook
Diluted earnings per share from continuing operations excluding special items (1)	$1.08 to $1.12	$1.16 to $1.28
Net cash provided by operating activities excluding special items (1)	$475 to $500	$425 to $475
Capital improvements at existing facilities and cemetery development expenditures	$125 to $135	$130 to $140

Our 2015 outlook reflects an anticipated increase in cash taxes, which is the primary reason for the expected decrease in net cash provided by operating activities excluding special items from our 2014 outlook.

This outlook reflects management's current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment, and other events. This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above. A further list and description of these risks and uncertainties and other matters can be found later in this press release under "Cautionary Statement on Forward-Looking Statements".

(1)

Diluted earnings per share from continuing operations excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities, however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our guidance for 2014 and 2015 excludes the following because this information is not currently available for 2014 and 2015: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP financial measures".

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended September 30,
	2014		2013
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$17.7	$0.08	$26.8	$0.12
After-tax reconciling items:
Impact of divestitures and impairment charges, net	25.9	0.12	(0.6)	—
System and process transition costs	1.2	—	1.8	0.01
Stewart acquisition and transition costs	5.3	0.03	8.9	0.04
Gains on early extinguishment of debt, net	(1.0)	—	—	—
Other	0.5	—	1.4	0.01
Earnings from continuing operations and diluted earnings per share excluding special items	$49.6	$0.23	$38.3	$0.18

Diluted weighted average shares outstanding (in thousands)		213,010		216,370

(In millions, except diluted EPS)	Nine Months Ended September 30,
	2014		2013
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$84.7	$0.39	$118.0	$0.55
After-tax reconciling items:
Impact of divestitures and impairment charges, net	20.1	0.10	3.0	0.01
System and process transition costs	4.9	0.02	3.6	0.02
Stewart acquisition and transition costs	24.6	0.12	11.5	0.05
Losses (gains) on early extinguishment of debt, net	17.4	0.08	(0.3)	—
Legal defense fees and other matters	7.3	0.03	2.0	0.01
Other	0.9	—	1.8	0.01
Earnings from continuing operations and diluted earnings per share excluding special items	$159.9	$0.74	$139.6	$0.65

Diluted weighted average shares outstanding (in thousands)		215,365		215,877

Conference Call and Webcast

We will host a conference call on Thursday, October 30, 2014, at 8:30 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6548 with the passcode of 38322541. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available and can be accessed at (630) 652-3042 with the passcode of 38322541#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation, including currently pending class action cases concerning cemetery or burial practices, could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Increased costs, including potential increased health care costs, may have a negative impact on earnings and cash flows.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  We may fail to realize the anticipated benefits of the acquisition of Stewart.
  The acquisition of Stewart may result in unexpected consequences to our business and results of operations.
  Our level of indebtedness following the completion of the acquisition of Stewart could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from fulfilling our obligations under our indebtedness.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2013 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2014, we owned and operated 1,576 funeral homes and 471 cemeteries (of which 261 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$718,314	$608,589	$2,210,569	$1,883,238
Costs and expenses	(570,016)	(492,784)	(1,740,167)	(1,482,123)
Gross profit	148,298	115,805	470,402	401,115
General and administrative expenses	(39,748)	(33,740)	(141,885)	(96,042)
Gains (losses) on divestitures and impairment charges, net	26,570	981	58,752	(5,533)
Operating income	135,120	83,046	387,269	299,540
Interest expense	(43,376)	(38,080)	(134,679)	(103,589)
Gains (losses) on early extinguishment of debt	—	—	(29,158)	468
Other (expense) income, net	(9)	667	1,577	(1,013)
Income from continuing operations before income taxes	91,735	45,633	225,009	195,406
Provision for income taxes	(74,934)	(18,407)	(134,998)	(75,295)
Net income from continuing operations	16,801	27,226	90,011	120,111
Net income from discontinued operations	884	168	846	441
Net income	17,685	27,394	90,857	120,552
Net income attributable to noncontrolling interests	(34)	(615)	(6,182)	(2,537)
Net income attributable to common stockholders	$17,651	$26,779	$84,675	$118,015

Basic earnings per share	$0.08	$0.13	$0.40	$0.56
Diluted earnings per share	$0.08	$0.12	$0.39	$0.55

Basic weighted average number of shares	210,820	211,954	212,009	211,721
Diluted weighted average number of shares	213,010	216,370	215,365	215,877

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$266,259	$141,599
Receivables, net	92,719	102,198
Deferred tax assets	28,369	27,138
Inventories	32,471	34,145
Current assets of discontinued operations	—	4,750
Current assets held for sale	436	4,569
Other	47,445	65,574
Total current assets	467,699	379,973
Preneed funeral receivables, net and trust investments	1,876,272	1,888,271
Preneed cemetery receivables, net and trust investments	2,337,392	2,277,362
Cemetery property, at cost	1,739,933	1,768,595
Property and equipment, net	1,872,162	1,923,086
Non-current assets of discontinued operations	—	2,491
Non-current assets held for sale	136,897	827,598
Goodwill	1,898,885	1,888,772
Deferred charges and other assets	619,442	618,708
Cemetery perpetual care trust investments	1,381,549	1,339,842
Total assets	$12,330,231	$12,914,698
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$460,364	$483,601
Current maturities of long-term debt	109,266	176,362
Current liabilities of discontinued operations	441	4,728
Current liabilities held for sale	—	3,183
Income taxes	15,707	6,456
Total current liabilities	585,778	674,330
Long-term debt	2,958,500	3,125,548
Deferred preneed funeral revenues	526,287	521,845
Deferred preneed cemetery revenues	1,087,241	1,043,460
Deferred tax liability	620,098	575,978
Non-current liabilities of discontinued operations	—	968
Non-current liabilities held for sale	141,490	518,371
Other liabilities	430,731	445,934
Deferred preneed funeral and cemetery receipts held in trust	3,234,074	3,245,705
Care trusts' corpus	1,380,096	1,338,181

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 215,585,410 and 212,326,642 shares issued, respectively, and 209,230,875 and 212,316,642 shares outstanding, respectively	209,231	212,317
Capital in excess of par value	1,218,332	1,259,348
Accumulated deficit	(148,085)	(145,876)
Accumulated other comprehensive income	77,823	88,441
Total common stockholders' equity	1,357,301	1,414,230
Noncontrolling interests	8,635	10,148
Total equity	1,365,936	1,424,378
Total liabilities and equity	$12,330,231	$12,914,698

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$90,857	$120,552
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	(846)	(440)
Losses (gains) on early extinguishment of debt	29,158	(468)
Premiums paid on early extinguishment of debt	(24,804)	—
Depreciation and amortization	105,098	91,691
Amortization of intangible assets	27,792	16,619
Amortization of cemetery property	41,477	32,036
Amortization of loan costs	6,436	3,997
Provision for doubtful accounts	6,142	5,238
Provision for deferred income taxes	59,614	55,784
(Gains) losses on divestitures and impairment charges, net	(58,752)	5,533
Share-based compensation	9,742	8,887
Excess tax benefits from share-based awards	(20,727)	(6,083)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
(Increase) decrease in receivables	(7,038)	14,092
Increase in other assets	(12,845)	(14,672)
Increase in payables and other liabilities	38,439	24,674
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	29,498	33,157
Decrease in deferred preneed funeral revenue	(24,746)	(9,769)
Decrease in deferred preneed funeral receipts held in trust	(29,879)	(34,026)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(37,559)	(49,500)
Increase in deferred preneed cemetery revenue	34,388	36,183
Decrease in deferred preneed cemetery receipts held in trust	(5,355)	(8,051)
Other	1,131	298
Net cash provided by operating activities from continuing operations	257,221	325,731
Net cash (used in) provided by operating activities from discontinued operations	(1,000)	703
Net cash provided by operating activities	256,221	326,434
Cash flows from investing activities:
Capital expenditures	(95,182)	(79,539)
Acquisitions	(10,815)	(8,543)
Proceeds from divestitures and sales of property and equipment, net	397,297	10,077
Net (deposits) withdrawals of restricted funds and other	(12,225)	341
Net cash provided by (used in) investing activities from continuing operations	279,075	(77,664)
Net cash provided by (used in) investing activities from discontinued operations	4,981	(111)
Net cash provided by (used in) investing activities	284,056	(77,775)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	755,000	—
Debt issuance costs	(10,500)	—
Payments of debt	(222,958)	(90,435)
Early extinguishment of debt	(762,764)	—
Principal payments on capital leases	(21,979)	(19,585)
Proceeds from exercise of stock options	27,609	4,954
Excess tax benefit from share-based awards	20,727	6,083
Purchase of Company common stock	(130,162)	(1,708)
Payments of dividends	(53,026)	(42,371)
Purchase of noncontrolling interest	(15,000)	(8,333)
Bank overdrafts and other	(3,377)	(5.479)
Net cash used in financing activities from continuing operations	(416,430)	(156,874)
Net cash used in financing activities from discontinued operations	—	(1,359)
Net cash used in financing activities	(416,430)	(158,233)
Net change in cash of discontinued operations	1,361	767
Effect of foreign currency on cash and cash equivalents	(548)	(613)
Net increase in cash and cash equivalents	124,660	90,580
Cash and cash equivalents at beginning of period	141,599	88,769
Cash and cash equivalents at end of period	$266,259	$179,349